UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 22, 2026
COMMISSION FILE NUMBER 001-36285

Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)

Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective June 22, 2026, the Board of Directors (the “Board”) of Rayonier Advanced Materials Inc. (“RYAM” or the “Company”) appointed Daniel M. Krawczyk as Chief Executive Officer and President of the Company.  Effective at the same time, the Board also appointed Mr. Krawczyk to serve as a Class III director of the Board, with a term expiring at the Company’s 2029 annual meeting of stockholders, thereby filling the existing vacancy on the Board.

Mr. Krawczyk, age 56, was the President of Huber Engineered Materials since November 2017, where he led the growth and operational transformation of a $1.3 billion global industrial and specialty chemicals portfolio.  Prior to that time, he served as Executive Vice President, Strategy and Corporate Development at J.M. Huber Corp. from July 2013 to November 2017.  He also previously served as Chief Financial Officer and Executive Vice President of Gibson Guitar Corp. and as Global Vice President, Strategic Marketing and Business Development of Belden Inc.  Prior to his time at Belden, Mr. Krawczyk held financial and operational leadership roles at DTE Energy, Delphi Automotive and Ford Motor Company.  Mr. Krawczyk earned an M.B.A., as well as an M.S. and a B.S. in Electrical Engineering, from the University of Michigan.

Prior to Mr. Krawczyk’s appointment, the Board had formed an interim Office of the Chief Executive Officer, comprising current executives including Marcus J. Moeltner, Chief Financial Officer and Senior Vice President of Finance; Michael Osborne, Vice President of Manufacturing Operations; Christian Ribeyrolle, Senior Vice President of Biomaterials; and R. Colby Slaughter, Senior Vice President, General Counsel and Corporate Secretary. Members of the now disbanded Office of the CEO will continue in their prior roles and will work closely with Mr. Krawczyk to continue to execute RYAM’s business priorities as part of the senior leadership team. Following his appointment, Mr. Krawczyk will serve as the Company’s principal executive officer.

There are no arrangements or understandings between Mr. Krawczyk and any other person pursuant to which he was appointed to his position.  Mr. Krawczyk does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

Effective June 22, 2026, in connection with Mr. Krawczyk’s appointment as Chief Executive Officer and President, the Company entered into an offer letter with Mr. Krawczyk.  Pursuant to the terms of the offer letter, Mr. Krawczyk will receive an annual base salary of $1,000,000 and is eligible to participate in the Company’s Annual Cash Incentive Program under the Corporate Bonus Plan with a target bonus of 100% of Mr. Krawczyk’s base salary earned for the applicable year and a potential payout between 0 and 200% of target; the bonus for 2026 will be prorated.  Mr. Krawczyk is also eligible to receive long-term incentive awards with the grant date value of his equity grant being $3,300,000, comprised of restricted stock units (“RSUs”), performance share units (“PSUs”) and performance cash units (“PCUs”).  For fiscal year 2026, RSUs that cliff-vest on March 1, 2029 will be 30% of the award, PSUs will be 35% of the award, and PCUs will be 35% of the award, and all governed by the 2026 Long-Term Incentive Program; the PSUs and PCUs will vest and be paid following the completion of a three-year performance period as provided in the applicable award agreement.  Mr. Krawczyk will also receive a $750,000 sign-on bonus, to be paid in three equal installments over the first year of employment.  The sign-on bonus is subject to clawback in connection with a termination for cause, or resignation without good reason, within two years following his first day of employment, and any unpaid amount is subject to accelerated payment upon a change in control of the Company.  In addition, Mr. Krawczyk will receive assistance with relocation to the Jacksonville, Florida area and other customary benefits, including participation in the Company’s severance plans.

In addition, in connection with the commencement of his employment, the Company will grant Mr. Krawczyk an inducement award of leveraged performance units (“LPUs”) in the target amount of $1,750,000, as a material inducement to his joining the Company as Chief Executive Officer in accordance with NYSE Listed Company Manual Rule 303A.08.  The inducement award consists of LPUs that are eligible to vest only upon the third anniversary of the grant date, subject to Mr. Krawczyk’s continued employment through the end of such period (or if later, the Compensation Committee’s certification of the number of LPUs earned).  The actual number of LPUs earned is based on share price growth from the “grant date share price” compared against the “measurement date share price” determined based on the average of the closing market price of Company stock on the last 20 trading days preceding the grant date and preceding the measurement date at the end of the three-year measurement period, respectively.  If the share price growth is less than 25%, no LPUs will vest; if such growth is at the threshold level of 25%, 50% of the LPUs vest; if such growth is at the target level of 50%, 100% of the LPUs vest; and if such growth is at the maximum level of 100%, 250% of the LPUs vest, with interpolation between threshold and target, and target and maximum.  The number of earned LPUs will be subject to a value cap of 15x the initial grant value.  Any shares issued upon vesting will be subject to a one-year post-vesting holding requirement.  The award agreement also provides for certain vesting and payout treatment in connection with specified terminations of employment and change in control events.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 27, 2026.

The Company will enter into an Indemnification Agreement with Mr. Krawczyk in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company with the Securities and Exchange Commission on May 29, 2014 as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form 10.

Item 7.01          Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the appointment of Mr. Krawczyk as President and Chief Executive Officer, the appointment of Mr. Krawczyk to the Company’s Board of Directors, and certain other matters described therein.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

99.1	Press release dated June 22, 2026
104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ R. COLBY SLAUGHTER
R. Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

Date: June 22, 2026